Exhibit 10.26

ALLVUE SYSTEMS HOLDINGS, INC.

RESTRICTED SHARE AWARD NOTICE

Pursuant to the terms and conditions of the Allvue Systems Holdings, Inc. 2021 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Allvue Systems Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of the number of Restricted Shares set forth below. This award of Restricted Shares (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Share Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

Type of Award:	Restricted Shares under Article VIII of the Plan.

Participant:	[•]

Grant Date:	[•]

Total Number of Restricted Shares:	[•]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Restricted Share Award Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date first written above.

ALLVUE SYSTEMS HOLDINGS, INC.

By:
Name: [Name]
Title: [Title]

[Participant]

[Signature Page to Restricted Share Award Notice]

Exhibit A

ALLVUE SYSTEMS HOLDINGS, INC.

RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Grant Date set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

WHEREAS, the Plan provides for the grant of Restricted Shares; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its members to grant the Participant an award of Restricted Shares on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:

1. Grant of Restricted Shares.

(a) Grant. The Company hereby grants to the Participant the number of Restricted Shares set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan.

(b) Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2. Vesting. The Restricted Shares shall vest [insert vesting schedule], subject to the Participant not incurring a Separation from Service prior to the applicable vesting date.

3. Forfeiture. If, prior to the vesting of the Restricted Shares as set forth in Section 2, (a) the Participant incurs a Separation from Service, (b) the Participant materially breaches this Agreement, or (c) the Participant fails to meet the tax withholding obligations described in Section 6, the Participant will immediately and automatically forfeit all of the Participant’s rights in respect of the Restricted Shares.

4. Issuance of Restricted Shares. The Restricted Shares shall be evidenced by a share certificate or by book-entry on the books and records of the Company, as the Company may determine, in the Participant’s name. If a Restricted Share is evidenced by a share certificate, then during the period prior to the vesting of the Restricted Share, such certificate may be issued to the Participant with a legend substantially in the form set forth in Section 5, or alternatively may be held in escrow by the Company on behalf of the Participant. If unvested Restricted Shares are held in book-entry form, the Participant agrees that the Company may give stop-transfer instructions to the depository (if any) to ensure compliance with the provisions hereof. Upon the vesting of a Restricted Share, the Company shall promptly deliver to the Participant a certificate evidencing such Restricted Share, with an updated legend, or shall promptly update restrictions noted in the book entries.

5. Legend. The Committee reserves the right to account for Restricted Shares through book-entry or other electronic means rather than the issuance of share certificates. Any certificates representing unvested Restricted Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ALLVUE SYSTEMS HOLDINGS, INC. 2021 OMNIBUS INCENTIVE PLAN AND A RESTRICTED SHARE AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ALLVUE SYSTEMS HOLDINGS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF ALLVUE SYSTEMS HOLDINGS, INC.

As soon as practicable following the vesting of any such Restricted Shares, the Company shall cause a certificate or certificates covering such Restricted Shares, without the aforesaid legend, to be issued and delivered to the Participant. If any Restricted Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Restricted Shares.

6. Rights as Stockholder. The Participant will have all rights and privileges of a Stockholder as to the Restricted Shares upon the Grant Date, including the right to vote; provided that the Participant shall not have the right to receive dividends or distributions in respect of the Restricted Shares. Notwithstanding the foregoing, upon the Company’s payment of an ordinary cash dividend with respect to Shares, such dividends shall not be paid immediately with respect to outstanding Restricted Shares, shall instead be subject to the same restrictions applicable to the underlying Restricted Shares (including forfeiture), and shall be paid no later than 30 days following the vesting of the underlying Restricted Shares.

7. Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the Restricted Shares and, if the Participant fails to do so, the Company may refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement.

8. Non-Transferability. The Restricted Shares may not, at any time prior to being vested in accordance with Section 2, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.

9. Miscellaneous.

(a) Clawback. All awards, amounts, and benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of any Company clawback or similar policy or any Applicable Law related to such actions, as may be in effect from time to time. The Participant acknowledges and expressly agrees to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Grant Date (including the forfeiture, clawback, and detrimental conduct terms contained in Section 13.22 of the Plan as of the Grant Date (and any successor terms)), and any term of Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

(b) Compliance with Laws. The grant of Restricted Shares hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto.

(c) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.

(d) No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. This Agreement may be amended at any time by the Committee, except that no amendment may, without the Participant’s consent, materially impair the Participant’s rights under the Award.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of the Company or its subsidiaries or shall interfere with or restrict in any way the right of the Company or its subsidiaries to remove, terminate, or discharge the Participant at any time for any reason whatsoever.

(g) Entire Agreement. This Agreement, the Grant Notice, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.

(h) Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.

(i) Governing Law. The Participant acknowledges and expressly agrees to the governing law terms of Section 13.9 of the Plan (and any successor terms) and the jurisdiction and waiver of jury trial terms of Section 13.10 of the Plan (and any successor terms).

(j) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.

(k) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(l) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

(m) Section 409A of the Code. It is intended that the Restricted Shares granted pursuant to this Agreement and the provisions of this Agreement be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

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